UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 29, 2017

DUKE REALTY CORPORATION
DUKE REALTY LIMITED PARTNERSHIP
(Exact name of registrant specified in its charter)

Duke Realty Corporation:

Indiana	1-9044	35-1740409
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

Duke Realty Limited Partnership:

Indiana	0-20625	35-1898425
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

600 East 96th Street
Suite 100
Indianapolis, IN 46240
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.    Entry into a Material Definitive Agreement.

On April 29, 2017, Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), of which Duke Realty Corporation, an Indiana corporation (the “Company”) is the sole general partner, and certain of the Operating Partnership’s subsidiaries and affiliates (collectively, “Seller”), and HTA Acquisition Sub, LLC, a Delaware limited liability company (the “Buyer”) and subsidiary of Healthcare Trust of America, Inc., entered into 16 purchase and sale agreements (the “Purchase Agreements”) pursuant to which the Buyer agreed to purchase all of Seller’s right, title and interest in its medical office portfolio, which is 6.6 million square feet and consists of 71 in-service buildings, five buildings that will be under construction at the time of sale, the Company’s ownership interests in two buildings owned by unconsolidated joint ventures and 16.5 acres of land. The purchase price, which was determined through arm’s-length negotiations between the parties, will be $2.8 billion to be paid at multiple closings in a combination of approximately $2.47 billion in cash and the $330 million in seller financing, subject to adjustment for closing pro-rations, allocations and adjustments. The Buyer is required to pay a nonrefundable earnest money deposit of $150 million within two business days after signing the Purchase Agreements, either in the form of cash or a letter of credit.

The final composition of the portfolio purchased by the Buyer could be impacted by rights of first refusal, which could allow various hospital systems to purchase up to 30 properties, as well as buy/sell provisions related to the two buildings owned by unconsolidated joint ventures. The closings of the transactions contemplated by the Purchase Agreements are subject to the satisfaction of certain customary closing conditions. There are no assurances that the conditions will be met or that the transaction will be consummated. The parties to the Purchase Agreements anticipate the transaction to close in stages throughout the second and third quarters of 2017. Neither Seller nor any of its affiliates have a material relationship with the Buyer.

The description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Filed as Exhibit 10.1 to this Current Report on Form 8-K is the Agreement of Purchase and Sale (Pool I) among the Operating Partnership, the other entities affiliated or controlled by the Operating Partnership and HTA Acquisition Sub, LLC dated April 29, 2017 (the “Pool I Agreement”). The other 15 Purchase Agreements are substantially identical in all material respects to the Pool I Agreement except for the pools of assets to be sold pursuant to such agreements, and have not been filed as exhibits to this Report pursuant to Instruction 2 to Item 601 of Regulation S-K.

Item 7.01.     Regulation FD Disclosure.

On May 1, 2017, the Company issued a press release announcing the execution of the Purchase Agreements and posted an executive summary presentation of the transaction to its public website. Copies of the press release and presentation are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated into this Item 7.01 by this reference.

The information contained in this Item 7.01, including the information set forth in the Press Release and the presentation attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1
Agreement of Purchase and Sale (Pool I) among Duke Realty Limited Partnership, the other entities affiliated or controlled by the Duke Realty Limited Partnership and HTA Acquisition Sub, LLC dated April 29, 2017.

99.1	Duke Realty Corporation press release, dated May 1, 2017.*
99.2	Duke Realty Corporation presentation entitled, “Duke Realty Corporation—Agreements to Sell Medical Office Portfolio and Platform—May 1, 2017.”*
_________________________
*    The Press Release and presentation attached hereto as Exhibits 99.1 and 99.2, respectively, are “furnished” and not “filed,” as described in Item 7.01 of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

By:	/s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

DUKE REALTY LIMITED PARTNERSHIP

By: Duke Realty Corporation, its general partner

By:	/s/ Ann C. Dee
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

Dated: May 1, 2017

EXHIBIT INDEX

Exhibit Number	Description
10.1
Agreement of Purchase and Sale (Pool I) among Duke Realty Limited Partnership, the other entities affiliated or controlled by Duke Realty Limited Partnership and HTA Acquisition Sub, LLC dated April 29, 2017.

99.1	Duke Realty Corporation press release, dated May 1, 2017.*
99.2	Duke Realty Corporation presentation entitled, “Duke Realty Corporation—Agreements to Sell Medical Office Portfolio and Platform—May 1, 2017.”*
_________________________
*    The Press Release and presentation attached hereto as Exhibits 99.1 and 99.2, respectively, are “furnished” and not “filed,” as described in Item 7.01 of this Current Report on Form 8-K.